                                                                    EXHIBIT 3.21

                                                      RECEIVED      [ILLEGIBLE]
                                                 SECRETARY OF STATE
                                                        IOWA

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                            MONONA WIRE CORPORATION

Pursuant to the provisions of Iowa Business Corporation Act, Section 490.1007, the undersigned officers do hereby certify;

FIRST: The name of the corporation is Monona Wire Corporation.

SECOND: Attached hereto and made a part hereof is the entire text of the Amended and Restated Articles of Incorporation of the corporation, and the Amended and Restated Articles of Incorporation correctly sets forth the text of the Articles of Incorporation as amended to the date of the Amended and Restated Articles of Incorporation.

THIRD: The Amended and Restated Articles of Incorporation were adopted by vote of the shareholders as follows:

Votes cast for the Amended and Restated Articles of Incorporation-1

Votes cast against the Amended and Restated Articles of Incorporation-0

FOURTH: The officers of the corporation have been authorized to execute these Amended and Restated Articles of Incorporation by a Board of Directors resolution adopted on June 1, 2005.

Executed on June 1, 2005.

                                                      Monona Wire Corporation

                                                      By: /s/ [ILLEGIBLE]
                                                          ----------------------
                                                          Its President

                                                    RECEIVED
                                               SECRETARY OF STATE
                                                      IOWA

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                            MONONA WIRE CORPORATION

I. The name of the corporation is MONONA WIRE CORPORATION.

II. The purpose which the corporation is authorized to pursue is, or includes, the transaction of any or all lawful business for which the corporation may be incorporated under the Iowa Business Corporation Act.

III. The aggregate number of shares which the corporation is authorized to issue is One (1) consisting of one class. The designation of the class, the number of shares of the class, and the par value of the share, is as follows:

                               [SEAL]

    Class                  Number of Shares    Par Value Per Share
    -----                  ----------------    -------------------
Class A Common                    1                   $1.00

      Class A shares shall have voting rights one vote per share thereof at each meeting of shareholders.

IV. These Amended and Restated Articles of Incorporation (1) correctly set forth the provisions of the Articles of Incorporation as heretofore and adopted as required by law; and (3) supersede the original Articles of Incorporation of the corporation and all amendments thereto.

V. The period of duration of the corporation shall be perpetual.

VI. The name and address of the registered agent and registered office are as follows:

           CORPORATION SERVICE COMPANY
           729 Insurance Exchange Building
           Ds Moines, Iowa, 50309

                                                                     FILED
                                                                     IOWA
                                                              SECRETARY OF STATE
                                                                   6.2.2005
                                                                    3.06 PM